Exhibit 99.1

Contact:
Julie Leber
Spotlight Marketing Communications
949.427.5172, ext. 703
julie@spotlightmarcom.com

The Parking REIT Acquires Parking Facilities in Tourist-Central Areas of Honolulu and New Orleans

LAS VEGAS (July 2, 2018) –The Parking REIT, Inc. ("The Parking REIT") announced today its acquisition of a multi-level parking garage in Honolulu, Hawaii and a surface lot in New Orleans, Louisiana.
"These properties are ideally located in dense population centers and heavily trafficked tourist areas of Honolulu and New Orleans," said Mike Shustek, chairman and chief executive officer of The Parking REIT. "Each is within close proximity to popular tourist destinations and entertainment amenities, including numerous retail stores and dining options."
The Parking REIT acquired 22 S. Pauahi St., a four-story parking garage located in downtown Honolulu, approximately three blocks from the Honolulu Harbor. The garage consists of approximately 308 parking spaces and 16,205 square feet of retail space. Commonly referred to as Marks Garage, the structure will be operated by SP Plus Corporation ("SP+") under a long-term lease. The approximately 150,810-square-foot building is located in the Chinatown neighborhood of Honolulu and is zoned for central business mixed-use, which permits a wide variety of uses. It is adjacent to the Hawaii Theater and surrounded by retail and office space. Hawai'i Pacific University is approximately 1.5 blocks from the garage.
The Parking REIT also acquired a 78-space surface parking lot located at 342 N. Rampart St. near the French Quarter in New Orleans. The lot is within walking distance of the historically and world renowned French Quarter, Louis Armstrong Park,  New Orleans Jazz National Historical Park and Jackson Square. It is also seven blocks from the dock of Steamboat Natchez and the Mississippi River. The parking lot is near many famous and often visited restaurants of New Orleans, as well as historical tours taking place within the area. The surface lot will be operated by 342 N. Rampart LLC.
As of June 30, 2018, The Parking REIT's portfolio contains 43 surface parking lots and garages with a total of approximately 11,500 parking spaces.

About The Parking REIT, Inc.

The Parking REIT, Inc. (formerly known as MVP REIT II, Inc.) is a publicly registered, non-listed REIT that invests primarily in parking lots and garages in the United States.  Its assets include 43 parking facilities located in 18 states.  The Parking REIT is managed by MVP Realty Advisors, LLC.  For more information, please visit TheParkingREIT.com.
Forward-looking statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to:  volatility in the debt or equity markets affecting our ability to acquire or sell real estate assets; national and local economic, business and real estate market conditions, including the likelihood of a prolonged economic slowdown or recession; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions and loans; and the performance of real estate assets and loans after they are acquired. Although The Parking REIT believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, they can give no assurance that the expectations will be attained or that any deviation will not be material. The Parking REIT does not undertake any obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in expectations.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

###